Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	November 12, 2019

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the third quarter ended September 30, 2019 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the third quarter of 2019 and 2018. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Billboard Rentals, Net	$7,182,884	$3,753,795	$21,113,266	$7,003,254
Premiums Earned	3,065,490	814,944	7,435,389	1,799,293
Insurance Commissions	442,824	793,934	1,200,927	2,310,802
Investment and Other Income	131,610	30,845	323,512	92,872
Total Revenues	10,822,808	5,393,518	30,073,094	11,206,221

Depreciation and Amortization Expense	4,120,022	2,077,871	11,529,551	4,164,518

Net Loss from Operations	(3,789,099)	(2,905,056)	(11,779,688)	(8,151,138)
Net Other Income	4,456,704	980,582	6,261,025	2,514,385

Net Income (Loss) Attributable to Common Stockholders	$634,999	$(1,931,041)	$(5,557,735)	$(5,598,520)
Basic and Diluted Net Income (Loss) per Share	$0.03	$(0.09)	$(0.25)	$(0.29)

	September 30,	December 31,
	2019	2018
Total Unrestricted Cash & Investments (1)	$137,584,786	$103,950,458
Total Assets	426,114,479	332,194,521
Total Liabilities	86,057,297	15,633,559
Total Noncontrolling Interest	1,864,861	1,345,578
Total Stockholders’ Equity	$338,192,321	$315,215,384

(1)

Investments consist of U.S. treasury securities classified as securities available for sale and publicly traded equity securities, of which $12,226,715 is held by our insurance entities at September 30, 2019.

Cash flow from (used in) operations for the three and nine months ended September 30, 2019 was $2,139,574 and $5,035,455, respectively, as compared with $719,056 and $(1,752,538) for the three and nine months ended September 30, 2018, respectively.

Our book value per share was $14.47 at September 30, 2019, compared to $14.27 at December 31, 2018.

As of September 30, 2019, we had 22,316,372 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of November 11, 2019, we had 22,323,772 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and also maintains investments in commercial real estate, residential homebuilding and banking businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com